___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

EQUUS TOTAL RETURN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	814-00098	76-0345915
(State or Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

Eight Greenway Plaza, Suite 930, Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 529-0900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on June 14, 2013 (“Annual Meeting”), the stockholders of Equus Total Return, Inc. (“Equus” or the “Fund”) voted on three proposals, which are described in detail in the Fund’s Proxy Statement filed with the Securities and Exchange Commission on April 30, 2013: (i) to elect nine director nominees, each for a term of one year (“Proposal 1”), (ii) to ratify the appointment of UHY, LLP as the Fund’s independent auditor for the fiscal year ended December 31, 2013 (“Proposal 2”), and (iii) to approve on a non-binding advisory basis, the compensation paid to the Fund’s named executive officers in 2012 (“Proposal 3”).

A voting report was produced by a representative of Georgeson, Inc., serving as Inspector of Elections for the Annual Meeting, certifying the following results:

Proposal 1 (election of directors):

Board of Directors Nominees	For	Withheld	Broker Non-Votes
Fraser Atkinson	3,633,461	3,796,350	0
Alessandro Benedetti	3,631,946	3,797,865	0
Richard F. Bergner	3,624,533	3,805,278	0
Kenneth I. Denos	3,630,397	3,799,414	0
Gregory J. Flanagan	3,626,109	3,803,702	0
Henry W. Hankinson	3,612,530	3,817,281	0
John A. Hardy	3,632,992	3,796,819	0
Robert L. Knauss	3,630,961	3,798,850	0
Bertrand des Pallieres	3,535,496	3,894,315	0

There were no votes against or abstained with respect to any director nominee.

Proposal 2 (ratification of auditors):

For	Against	Abstained	Broker Non-Votes
6,299,992	2,278,567	778,894	0

Proposal 3 (non-binding approval of executive compensation in 2012):

For	Against	Abstained	Broker Non-Votes
3,491,911	3,823,134	116,106	0

Brokers did not have discretionary voting authority on Proposal 2.

Item 8.01 Other Events.

On June 20, 2013, the Fund issued a press release announcing the results of the Annual Meeting described in Item 5.07 above. The text of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release issued on June 20, 2013 by Equus Total Return, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equus Total Return, Inc.

Date: June 20, 2013	By:	/s/ Kenneth I. Denos
Kenneth I. Denos Secretary